First Trust Advisors L.P.

120 East Liberty Drive

Wheaton, Illinois 60187

October 22, 2013

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re: The First Trust Combined Series 428

Gentlemen:

We have examined the Registration Statement File No. 333-191669 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

FIRST TRUST ADVISORS L.P.

Ronda L. Saeli-Chiappe

Vice President